Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

Consent of Independent Auditors

December 9, 2005

Baja Mining Corp.
#2350 - 1177 West Hastings Street

Vancouver, BC

V6E 2K3

United States Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We have reviewed the registration statement on Form 20-F filed by Baja Mining Corp. (the “Company”) with the Securities and Exchange Commission.  We consent to the use of our audit report dated February 3, 2005 except as to Note 12 which is effective as at March 22, 2005, included therein and to the reference to our firm in this registration statement on Form 20-F.

/s/ Staley, Okada & Partners

STALEY, OKADA & PARTNERS

Chartered Accountants